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                                                                Exhibit 10.2





                                   NORDSTROM

                     EXECUTIVE DEFERRED COMPENSATION PLAN

                              (2003 Restatement)






           Consolidates all Plan Provisions Approved by the Company
                           including the following:

                         January 1, 1999 Restatement;
                               Amendment 1999-1;
                            Amendment 2001-1; and
                               Amendment 2001-2









                        Lane Powell Spears Lubersky LLP
                      601 S.W. Second Avenue, Suite 2100
                            Portland, Oregon 97204
                          Telephone:  (503) 778-2100
                          Facsimile:  (503) 778-2200

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                               TABLE OF CONTENTS

ARTICLE I TITLE, PURPOSE AND EFFECTIVE DATE.................................1
 1.01   Title...............................................................1
 1.02   Purpose.............................................................1
 1.03   Effective Date......................................................1

ARTICLE II  ELIGIBILITY.....................................................1
 2.01   Eligible Employee...................................................1
 2.02   Entry Date..........................................................1
 2.03   Time of Participation...............................................1
 2.04   Subsequent Ineligibility............................................2

ARTICLE III  DEFERRAL OF COMPENSATION.......................................2
 3.01   Deferral Elections..................................................2
 3.02   Amount of Deferral..................................................3
 3.03   Minimum Deferral....................................................4
 3.04   Company Contribution Allocations....................................4
 3.05   Deferral of Retention Bonus Prohibited..............................5
 3.06   Requirement for Deferral Agreement..................................5
 3.07   Applicability of Deferral Agreement.................................5

ARTICLE IV  DEFERRAL ACCOUNT AND CREDITING..................................5
 4.01   Bookkeeping Account.................................................5
 4.02   Time of Crediting Accounts..........................................6
 4.03   Participant Deemed Investments......................................6
 4.04   Investments by the Company..........................................7
 4.05   Limited Effect of Allocation........................................7
 4.06   Report of Account...................................................8

ARTICLE V  RIGHTS OF PARTICIPANT IN PLAN                                    8
 5.01   Ownership Rights in Bookkeeping Account.............................8
 5.02   Rights in Plan are Unfunded and Unsecured...........................8
 5.03   No Transfer of Interest in Plan Allowed.............................8
 5.04   Plan Binding upon Parties...........................................9

ARTICLE VI  DISTRIBUTIONS...................................................9
 6.01   Retirement..........................................................9
 6.02   In-Service Distributions...........................................10
 6.03   Distribution Following Termination.................................11
 6.04   Retirement Distributions...........................................11
 6.05   Cash and Stock Distributions.......................................12
 6.06   Distributions Following Change of Control..........................12
 6.07   Discretionary Distributions........................................12


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ARTICLE VII  DEATH BENEFITS................................................13
 7.01   Designation of Beneficiary.........................................13
 7.02   Determination of Account Balance at Death..........................13
 7.03   Distribution of Bookkeeping Account Balance at Death...............14
 7.04   Determination of Beneficiary.......................................14
 7.05   Payments to Minor or Incapacitated Beneficiaries...................14
 7.06   Acceleration of Death Benefits.....................................14
 7.07   Effect of Divorce..................................................14

ARTICLE VIII  ADMINISTRATION OF THE PLAN...................................15
 8.01   Plan Sponsor and Administrator.....................................15
 8.02   Authority of Committee.............................................15
 8.03   Exercise of Authority..............................................15
 8.04   Delegation of Authority............................................15
 8.05   Reliance on Opinions...............................................16
 8.06   Information........................................................16
 8.07   Indemnification....................................................16

ARTICLE IX  CLAIMS PROCEDURE                                               16
 9.01   Submittal of Claim.................................................16
 9.02   Denial of Claim....................................................16
 9.03   Review of Denied Claim.............................................16
 9.04   Decision upon Review of Denied Claim...............................17

ARTICLE X  AMENDMENT AND TERMINATION.......................................17

ARTICLE XI  MISCELLANEOUS..................................................17
 11.01   No Employment Contract............................................17
 11.02   Employee Cooperation..............................................17
 11.03   Illegality and Invalidity.........................................17
 11.04   Required Notice...................................................18
 11.05   Interest of Participant's Spouse..................................18
 11.06   Tax Liabilities from Plan.........................................18
 11.07   Benefits Nonexclusive.............................................18
 11.08   Discharge of Company Obligation...................................18
 11.09   Costs of Enforcement..............................................19
 11.10   Gender and Case...................................................19
 11.11   Titles and Headings...............................................19
 11.12   Applicable Law....................................................19
 11.13   Counterparts......................................................19
 11.14   Definitions.......................................................19

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                                  ARTICLE I
                      TITLE, PURPOSE AND EFFECTIVE DATE

     1.01 Title. This plan shall be known as the Nordstrom Executive Deferred Compensation Plan, and any reference in this instrument to the "Plan" shall include the plan as described herein and as amended from time to time.

     1.02 Purpose. The Plan is intended to constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of Nordstrom, Inc., a Washington corporation, its subsidiaries and affiliates ("Company"), within the meaning of Section 201(2), 301(a)(3) and 401(a)(4) of the Employee Retirement Income Security Act of 1974 ("ERISA").

     1.03 Effective Date. The Plan was originally effective as of January 1, 1994. The Plan was subsequently amended on a number of occasions and, in order to provide a number of Plan design changes, to make changes in Plan administration and to otherwise clarify certain Plan provisions, the Company adopts this Restatement of the Plan, effective January 1, 2003.


                                  ARTICLE II
                                 ELIGIBILITY

     2.01 Eligible Employee. An "Eligible Employee" means, for any Plan Year, any employee of the Company who: (a) is employed in a "Leadership" capacity as defined by the Company's Human Resources Department; and (b) has current annualized Base Compensation (as defined in 3.01(b)(i)) of not less than eighty-five thousand dollars ($85,000). Subject to the provisions of the Plan, all Eligible Employees will be eligible to defer compensation and receive benefits at the time and in the manner provided hereunder.

     2.02 Entry Date. An Eligible Employee shall be eligible to Participate in the Plan on the earlier of: (1) January 1 of the year following the year in which he or she became an Eligible Employee (to allow Eligible Employees who are new Participants, and continuing Participants, the opportunity to enroll during the Plan Year open enrollment under 2.03(a)); or (2) March 1, June 1 or September 1 following the date he or she first becomes an Eligible Employee (allowing such Participants to enroll as New Participants effective April 1, July 1 and October 1 under 2.03(b)).

     2.03 Time of Participation. An Eligible Employee becomes a "Participant" in the Plan for the Plan Year when he or she elects to defer a portion of Eligible Compensation (defined in 3.01(b)) prior to the applicable Election Date pursuant to the terms of the Plan and Article III. The "Election Date" is the date by which an Eligible Employee must submit a valid Deferral Agreement to the Company, determined as follows:


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     a.  Plan Year Open Enrollment.  The applicable Election Date for any given Plan Year is the preceding December 31 or such other date as the Company may determine, provided that the Election Date for any given Plan Year must be a date prior to the commencement of such year.

     b. New Participants. The applicable Election Date for any employee who first becomes an Eligible Employee during the Plan Year is thirty (30) days after his or her first Entry Date under 2.02.

An individual remains a Participant as long as he or she has an account balance that has not yet been entirely distributed; provided, however, that Participants who are no longer Eligible Employees may no longer elect to defer any amounts under this Plan.

     2.04 Subsequent Ineligibility. If, prior to a Participant's Retirement, the Committee determines, based upon a judicial or administrative determination or an opinion of counsel, that the Participant has ceased to be a member of a "select group of management or highly compensated employees" of the Company within the meaning of Sections 201(2), 301(a)(3) and 401(a)(4) of ERISA, such Participant shall cease participating in the Plan and become ineligible to accrue benefits hereunder (until such time as the individual once again becomes a member of such "select group").


                                  ARTICLE III
                           DEFERRAL OF COMPENSATION

     3.01 Deferral Elections. Upon becoming eligible to be a Participant under Section 2.02, and for any Plan Year thereafter (subject to Section 2.04), an Eligible Employee must properly execute a Deferral Agreement on or before the applicable Election Date.

     a.   Deferral Agreement.   As used in this Plan, the term "Deferral
Agreement" means the form prescribed by the Committee, and developed in conjunction with the Company's Compensation & Leadership Benefits Department ("Compensation & Leadership Benefits"), and by which the Participant indicates and agrees to the portion of Participant's Eligible Compensation he or she elects to defer for any Plan Year. For this purpose, an Eligible Employee will be considered to have "properly executed" such Deferral Agreement when they have either enrolled via an online system, or completed, signed and returned the appropriate form of Deferral Agreement, each in a manner designated by Compensation & Leadership Benefits. Such Deferral Agreement shall apply only with respect to compensation to be earned in periods after the date of such election. In the case of an initial Deferral Agreement, such agreement shall also indicate directions with respect to distribution options and in-service withdrawals. No Deferral Agreement shall be effective until approved by the Company.

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     b.   Eligible Compensation.  For purposes of this Plan, the following items of a Participant's remuneration shall be considered "Eligible
Compensation":

          (i) Base Compensation. Such Participant's Base Compensation, which means a Participant's base salary scheduled to be paid in the normal course through the Company's regular payroll cycles (including amounts characterized by the Company as International Premium Pay), without regard to any reimbursements, deferrals or contributions hereunder or under either the Nordstrom Profit Sharing Retirement Plan (the "Profit Sharing Plan"), or the Nordstrom Employee Deferral Retirement Plan (the "401(k) Plan"), the Company's 125 Plan or the Company's Dependent Care Spending Account Plan

          (ii) Bonus Compensation. Such Participant's bonus compensation, schedule to be paid to the Participant in cash;

          (iii) Signing Bonus. Such Participant's contingent signing bonus, but only if the payment by the Company of such signing bonus is subject to a substantial risk of forfeiture for a period of at least one year; and

          (iv) Performance Share Units. Such Participant's Performance Share Units as defined in and governed by the separately stated 1997 Nordstrom Stock Option Plan (as it may be amended from time to time), provided, however, that such Units may be deferred if a valid Deferral Agreement pertaining to such Units is executed by the Participant by an Election Date which is at least 12 months prior to the vesting of such Units.

     3.02 Amount of Deferral. A Participant may, for any Plan Year, irrevocably elect to have the following amounts of Eligible Compensation deferred and credited to the Participant's Bookkeeping Account in accordance with the terms and conditions of the Plan:

     a. Base Compensation. All or a portion of the Participant's Base Compensation expressed as either a percentage or a flat dollar amount; for Participant's enrolling during the Plan Year open enrollment, such Participant's Base Compensation shall not be reduced below fifty thousand dollars ($50,000.00) for the Plan Year by reason of deferrals under this Plan;

     b. Bonus Compensation. For Participants electing deferrals during a Plan Year open enrollment under 2.03(a), all or a portion of the Participant's bonus compensation payable for a Plan Year, other than a signing bonus (provided, however, that a bonus payable for a Plan Year may not actually be paid, and any elected deferral deducted therefrom, may not be made, until a subsequent Plan Year, for which this

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election shall remain irrevocable).  Current Employees who become new
Participants and who elect to enroll under 2.03(b) shall not be eligible to defer Bonus Compensation payable for the Plan Year during which their enrollment occurs. Individuals who are Eligible Employees at the time of their employment commencement date shall be eligible to defer bonus compensation when enrolling under 2.03(b);

     c. Signing Bonus. All or a portion of the Participant's contingent signing bonus (provided, however, that any deferred signing bonus shall be credited to the Participant's Bookkeeping Account as of the date Participant is hired by the Company, but Participant's rights to the portion of such Bookkeeping Account attributable to such deferred signing bonus shall not vest in Participant until one (1) year after the date Participant is hired by the Company); and

     d. Performance Share Units. All or a portion of a Participant's unvested Performance Share Units awarded by the Company, provided such Units are scheduled to vest no earlier than the Plan Year following the Plan Year for which the election is made.

     3.03 Minimum Deferral. Each Participant must agree to defer a minimum of five thousand dollars ($5,000) per Plan Year; provided, however, that this minimum need not be met if Eligible Compensation actually paid is insufficient to yield such minimum deferral in accordance with the Participant's Deferral Election.

     3.04 Company Contribution Allocations. The following Company contributions are permitted under the Plan:

     a. Make-up Contribution. Each Plan Year, the Company shall allocate to each Participant an amount corresponding to the Participant's lost share of Company contributions to its Profit Sharing Plan at the time the Company's Profit Sharing Plan contribution for such year is made, determined as follows:
(i) an amount, if any, equal to such Participant's lost share of contributions and forfeitures under the Company's Profit Sharing Plan; and (ii) an amount, if any, equal to such Participant's lost share of matching contributions (but not salary deferral contributions) under the 401(k) Plan. For purposes of this allocation, a Participant's "lost share" of contribution, forfeitures and match is the amount of contributions not made to the Profit Sharing and 401(k) Plans that are attributable to (a) the reduction in the Participant's compensation (as defined by those plans) by reason of deferrals hereunder, and
(b) the Participant's exclusion under those plans' provisions as a highly compensated employee in his or her first or second year of participation, as applicable.

     b. Company Discretionary Contributions. In addition to any Company contributions made in accordance with 3.04(a), the Company may, in its sole discretion, make discretionary contributions to the Accounts of one or more Participants at such times, in such amounts, and vested in such manner, as the Board or the Committee may determine. Such discretionary contributions shall be credited to the applicable

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Participant's Deemed Investment Sub-Account and distributed in accordance with the provisions of the Plan and such Participant's elections.

     3.05   Deferral of Retention Bonus or Separation Payments Prohibited.   A
Participant may not defer any amounts paid to the Participant that are designated by the Company as either Separation or retention bonus payments. For this purpose, a "retention bonus" is any amount paid to the Participant specifically in exchange for their remaining an Employee of the Company for a specified period. A "Separation payment" is any amount paid to a Participant as a result of their termination of employment with the Company; provided, however, that nothing in this Section 3.05 shall prevent the Company from negotiating a separation agreement, the provisions of which include a Company Discretionary Contribution under Section 3.04(b).

     3.06 Requirement for Deferral Agreement. A Participant who has not timely submitted a valid Deferral Agreement may not defer any Eligible Compensation (or receive the corresponding Company contribution allocation under 3.04) for the applicable Plan Year under the Plan.

     3.07 Applicability of Deferral Agreement. A Deferral Agreement remains in effect for the Plan Year to which it applies; provided that deferrals may, in the sole and absolute discretion of the Committee, be suspended during any period in which the Participant is suffering from an unforeseen financial emergency, as described in Section 6.02(a)(i), or is considered disabled for purposes of the Company's Long-Term Disability Program. A Participant must file a new Deferral Agreement for each Plan Year. The terms of any Deferral Agreement may, but need not be, similar to the terms of any prior Agreement.


                                  ARTICLE IV
                        DEFERRAL ACCOUNT AND CREDITING

     4.01 Bookkeeping Account. A "Bookkeeping Account" is the account established on the books of the Company as a record of each Participant's Plan balance. A Bookkeeping Account may, at the discretion of the Committee, include one or more sub?accounts to reflect amounts credited to a Participant under the various terms of the Plan. As of the effective date of this Restatement, the Committee has established the following sub-accounts:

     a. Deemed Investment Sub-Account: A Deemed Investment sub-account, reflecting the Participant's account balance resulting from the deferral of Eligible Compensation (other than Performance Share Units or other stock-based compensation), Company Contribution Allocations under Section 3.04, and the Participant's deemed investment of such amount under Section 4.03. The balance in such sub-account shall be expressed as a dollar amount.

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     b.   Share Unit Sub-Account.  A Share Unit Sub-Account reflecting the number of Performance Share Units or other stock-based compensation in which the Participant is vested and has deferred under the Plan. The balance in such sub-account shall be expressed in Units (denominated in units of shares of the Company's Common Stock).

     4.02 Time of Crediting Accounts. Amounts deferred by a Participant under the Plan and any Company contribution allocations made on behalf of that Participant shall be credited to the Participant's Bookkeeping Account as soon as administratively practicable after the date deferred amounts would otherwise have been received (or beneficially received in the case of Company contributions) by the Participant. Subject to 4.04(c)(ii) regarding the underwriting of the Plan's investment vehicles, Earnings shall be credited to a Participant's Bookkeeping Account on the date determined by the Company, but no later than the month following the month in which deferrals and Company contributions were credited to the Bookkeeping Account in accordance with the preceding sentence. Earnings are based on the performance of the investment options selected by Participants in accordance with Section 4.03.

     4.03 Participant Deemed Investments. Subject to Section 4.03(b), each Participant may, from time to time, select from the various indices provided by the Committee (under Section 4.04(b)) in which his or her Bookkeeping Account will be deemed invested; provided, however, that the Committee is under no obligation to acquire or provide any of the investments designated by the Participant.

     a. Deemed Investment Sub-Account Valuation. A Participant's Deemed Investment Sub-Account shall be credited or debited on a monthly basis with additional amounts equal to the appreciation (or loss) such accounts would have experienced had they actually been invested in the specified fund indices at the relevant times. This crediting and debiting will take into account the date that a Participant's Bookkeeping Account transactions (such as deferrals, contributions, distributions and transfers among funds) are actually reflected by the Plan's record-keeping system.

      b. Share Unit Sub-Account Valuation. The number of Units in a Participant's Share Unit Sub-Account shall be appropriately adjusted periodically to reflect any dividend, split, split-up or any combination or exchange, however accomplished, with respect to the shares of the Company's Common Stock represented by such Units.

     4.04 Investments by the Company. In order to provide funds to satisfy its obligations under the Plan, the Company may, but shall not be required to, keep cash or invest and reinvest in mutual funds, stocks, bonds, securities or any other assets as may be reasonably selected by the Committee in its discretion. Such investments may, but need not, follow the investment indices chosen by the Participants.

     a. Investment Advice. In the exercise of the foregoing investment powers, the Committee may engage investment counsel and, if the Committee so desires, may

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delegate to such counsel full or limited authority to select the assets in which the funds are to be selected. Such investment counsel may be an Officer and Employee of the Company.

     b. Choice of Investment Indices. The Committee, or its investment counsel, may specify one or more investment funds to serve as indices for the investment performance of amounts credited under the Bookkeeping Accounts. The Committee has the authority to expand or limit the type or number of fund indices and to prescribe, in conjunction with the Company, the frequency with which Participants may change their deemed investment elections.

     c. Insurance. In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of the Participant to allow the Company to recover the cost of providing the benefits hereunder, neither the Participant, Participant's Beneficiary, nor any other person shall have or acquire any rights whatsoever in such policy or policies or in the proceeds therefrom. If the Company elects to purchase a life insurance or annuity policy on the life of the participant:

     (i) The Participant shall, as a condition to continued participation, sign any papers and undergo any medical examinations or tests that may be necessary or required for such purpose; and

     (ii) Notwithstanding the Participant's election or direction or any provision in the Plan to the contrary, the Participant's Bookkeeping Account will be deemed invested in a money market fund or instrument or other liquid asset selected by the Committee or its delegate, pending the underwriting and delivery of such policy or annuity.

     4.05 Limited Effect of Allocation. The fact that any allocation shall be made and credited to a Bookkeeping Account shall not vest in a Participant any right, title or interest in or to any assets of the Company, or in any right to payment, except at the time(s) and upon the conditions elsewhere set forth in the Plan.

     4.06 Report of Account. A Participant shall be provided information regarding Participant's Bookkeeping Account balance within a reasonable time after requesting such information from Compensation & Leadership Benefits. The Company shall furnish each Participant with statements on a periodic basis, no less frequently than annually, as soon as administratively practicable after the allocations for the end of the Plan Year have been completed. The Company may, in its discretion, provide Participants with account balance statements more frequently than provided in the preceding sentence.

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                                  ARTICLE V
                        RIGHTS OF PARTICIPANT IN PLAN

     5.01 Ownership Rights in Bookkeeping Account. Subject to the restrictions provided in this Article and in Section 3.02(c) and (d), each Participant shall at all times have a vested right to the value of such Participant's Bookkeeping Account.

     5.02 Rights in Plan are Unfunded and Unsecured. The Company's obligation under the Plan shall in every case be an unfunded and unsecured promise to pay. A Participant's right to Plan distributions shall be no greater than those of general, unsecured creditors of the Company. The Company may establish one or more grantor trusts (as defined in Code Section 671 et seq.) to facilitate the payment of benefits hereunder; however, the Company shall not be obligated under any circumstances to fund its financial obligations under the Plan. Any assets which the Company may acquire or set aside to defray its financial liabilities shall be general assets of the Company, and such assets, as well as any assets set aside in a grantor trust, shall be subject to the claims of its general creditors.

     5.03 No Transfer of Interest in Plan Allowed. Except as permitted by applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under the Plan shall be valid or recognized by the Company. Neither the Participant, Participant's spouse or a designated Beneficiary shall have any power to hypothecate, mortgage, commute, modify or otherwise encumber in advance of any of the benefits payable hereunder. Said benefits shall not be subject to seizure for the payment of any debts, judgments, alimony, maintenance owed by the Participant or a Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. Notwithstanding the foregoing, the Company may, if the Committee so determines in its sole discretion, follow the terms of any court order issued in connection with any domestic relations proceeding including but not limited to marital dissolution or child support.

     5.04 Plan Binding upon Parties. The Plan shall be binding upon the Company, its assigns, and any successor company that acquires substantially all of its assets and business through merger, acquisition or consolidation; and upon all Participants and any Participant's Beneficiaries, assigns, heirs, executors and administrators.

                                 ARTICLE VI
                                DISTRIBUTIONS

     6.01 Retirement. A Participant's "Retirement" shall mean the Participant's Early Retirement, if applicable, or if not applicable, the later of the Participant's Normal Retirement Date or the date of the Participant's Termination Event, each as defined below.

     a. Early Retirement. Early Retirement shall mean (i), (ii), or (iii), as applicable:

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          (i)    Eligible August 19, 2003.  For Participants who had attained the age of at least fifty (50) years of age and had completed at least ten
(10) years of service on August 19, 2003, Early Retirement shall mean such Participant's Termination Event.

          (ii) SERP Executives. For Participants who are also designated as an Executive under the Company's "Supplemental Executive Retirement Plan" ("SERP"), Early Retirement shall mean such Participant's Termination Event on or after such Participant's Early Retirement Date under Section 2.02(a)(ii) of the SERP.

          (iii) All Other Participants. For Participants who were not eligible for Early Retirement on August 19, 2003, and who also are not SERP Executives, Early Retirement shall mean the date of the Participant's Termination Event provided that such Participant is at least fifty-three (53) but less than fifty-eight (58) years of age on such date and has at least ten
(10) years of service with the Company.

     b. Normal Retirement Date. A Participant's Normal Retirement Date under this Plan shall be his or her 58th birthday; provided, however, that the Normal Retirement Date for Participants who also are designated as Executives under the SERP shall be their Normal Retirement Date under Section 2.02(a)(i) of the SERP.

     c. Termination Event. For purposes of the Plan, the term "Termination Event" shall mean the termination of a Participant's employment with any of the Company, its subsidiaries and affiliates.

     d. Years of Service. For this purpose, years of service are measured in consecutive full years (i.e., 12 months), based on service from Participant's most recent date of hire.

     e. Transfer Between Entities. Notwithstanding subparagraph (c) of this Section, a termination of a Participant's employment as a result of such Participant's transfer to a subsidiary or affiliate (whether or not participating) shall not constitute a Termination Event.

     6.02 In-Service Distributions. While a Participant is employed by the Company, a subsidiary or affiliate, the Participant may receive Plan distributions as provided in this Section 6.02.

     a. Hardship Distributions. At the request of a Participant, before such Participant incurs a Termination Event, or at the request of any of the Participant's Beneficiaries after the Participant's death, the Committee may, in its sole discretion, pay all or part of the value of the Participant's Bookkeeping Account in the event of an

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unforeseen financial emergency beyond the requesting party's control.  Such hardship distributions may be allowed only as follows:

          (i.)    Financial Emergency.  In this context, an "unforeseen
financial emergency" is defined as (1) a severe financial hardship, (2) the loss of a Participant's or Beneficiary's property due to casualty, or (3) other similar extraordinary, unforeseeable and unforeseen circumstances arising as a result of events beyond the control of the requesting party.

          (ii.)   Amount.  The amount of an accelerated distribution shall be limited to an amount necessary to relieve such emergency.

     b. Scheduled Distributions. Prior to Retirement, a Participant may elect, in his or her initial Deferral Agreement, to receive a specified percentage of Participant's Bookkeeping Account in one or more annual installments commencing not earlier than his or her sixth (6th) year of participation, whether or not the Participant has incurred a Termination Event; provided that such designation may be canceled or the distribution extended to a later date as long as such cancellation or extension is made at least one year prior to the beginning of the Plan Year in which such distribution would otherwise commence.

     c. In-Service Distributions - With Penalty. A Participant may, before Retirement, request to withdraw the balance of such Participant's Bookkeeping Account prior to the time such balance is otherwise due and payable under the Plan and for reasons other than those described in the Hardship or Scheduled Distributions under Sections 6.02(a) and (b). In such a case, no partial withdrawals of that balance shall be allowed. The Participant shall make this request by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. Any such withdrawal request granted by the Committee or its delegate shall be subject to a penalty equal to ten percent (10%) of the portion of the Participant's Bookkeeping Account balance determined immediately prior to such withdrawal that is not otherwise due and payable. The Company shall distribute the balance of such Participant's Bookkeeping Account, reduced by the penalty amount, as soon as administratively practicable after the Participant's request. Once such distribution is made, the Participant shall cease to be an Eligible Employee for the remainder of the Plan Year of the distribution and for the next following Plan Year.

     6.03 Distribution Following Termination. If a Participant's Termination Event occurs prior to Retirement, such Participant shall receive the value of his or her Bookkeeping Account in a single payment as soon as administratively practicable after such Termination Event, or if determined appropriate in the sole and exclusive discretion of the Committee (or its delegate), payment shall be made in equal annual installments over a specified period of years.

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     6.04   Retirement Distributions.  Upon Retirement, a Participant may
receive Plan distributions as provided in this Section 6.04.

     a. Distribution Options. Distribution of a Participant's Bookkeeping Account balance shall be made as soon as administratively practicable after a Participant's Retirement, and according to the distribution options specified on the Participant's initial Deferral Agreement. Bookkeeping Accounts subject to installment payment shall continue to be valued as provided in Section
4.03. A Participant may modify any distribution format election at any time prior to the date that is three (3) years before his Retirement. The distribution options available to a Participant are: (i) Lump sum payment; or
(ii) five (5), ten (10) or fifteen (15) year installment payments.

     b. Early Withdrawal. A Participant not receiving a Lump Sum Payment may, at or after Retirement, elect to withdraw the balance of such Participant's Bookkeeping Account prior to the time such balance is otherwise due and payable under the Plan. No partial withdrawals of that balance shall be allowed. The Participant shall make this request by giving the Committee advance written notice in a form determined from time to time by the Committee. Any such withdrawal approved by the Committee shall be subject to a penalty equal to ten percent (10%) of the portion of the Participant's Bookkeeping Account balance determined immediately prior to such withdrawal that is not otherwise due and payable. The Company shall distribute the balance of such Participant's Bookkeeping Account, reduced by the penalty amount, as soon as administratively practicable following the Participant's request. Once distribution is made, the Participant shall cease to participate in the Plan and shall not be eligible to participate in the Plan in the future.

     6.05 Cash and Stock Distributions. Distributions of a Participant's Deemed Investment Sub-Account Account shall be made in cash only.
Distributions of a Participant's Share Unit Sub-Account shall be made in Common Stock of the Company.

     6.06 Distributions Following Change of Control. If the Committee determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the company would not be deductible by the Company solely by reason of the limitation under Code section 162(m), then to the extent deemed necessary by the Company to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Company may defer all or any portion of the distribution.

     a. Continued Crediting of Interest. Any amounts deferred pursuant to this limitation shall continue to be credited with interest or earnings pursuant to the terms hereof. The amounts so deferred and interest thereon shall be distributed to the Participant or his or her Beneficiary (in the event of a death benefit required hereunder) at the earliest possible date, as determined by the Committee in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the

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Company during which the distribution is made will not be limited by Code section 162(m), or if earlier, the effective date of a Change in Control.

     b. "Change in Control" Defined. The term "Change in Control" means the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d?3 promulgated under the Act) of thirty percent (30%) or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets.

     6.07 Discretionary Distributions. The Committee may, in its sole and absolute discretion, accelerate the distribution of the balance of such Participant's Bookkeeping Account prior to the time such balance is otherwise due and payable under the Plan if the Committee determines either that such balance is below a minimum amount, or under such other circumstances as determined by the Committee from time to time. A distribution pursuant to this section shall not be subject to a penalty. The Company shall distribute the balance of such Participant's Bookkeeping Account as soon as administratively practicable following the Committee's determination.


                                 ARTICLE VII
                                DEATH BENEFITS

     7.01 Designation of Beneficiary. A Participant shall designate a Beneficiary to receive death benefits under the Plan by completing the beneficiary designation form specified by the Committee. A Participant shall have the right to change the Beneficiary by submitting to Compensation & Leadership Benefits a form designating the Participant's change of Beneficiary. No beneficiary designation or change of beneficiary shall be effective until approved by the Company.

     a. Deemed Beneficiary. If no designation has been made, or if the Beneficiary has predeceased the Participant, then the Participant will be deemed to have designated the following as his or her surviving beneficiaries and contingent beneficiaries with priority in the order named below:

          (i)    first, to his widow or her widower, as the case may be;

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          (ii)   next, to his or her children, in equal shares;

          (iii)  next, to his or her parents, in equal shares;

          (iv)   next, to his or her brothers and sisters, in equal shares; or

          (v)    next, to his or her estate.

     b. Surviving Beneficiary. For purposes of determining the appropriate named or deemed beneficiary or contingent beneficiary, an individual is considered to survive the Participant if that individual is alive seven (7) days after the date of the Participant's death.

     7.02 Determination of Account Balance at Death. The remaining value of Participant's Bookkeeping Account shall be determined as of the later of: (a) the date of the Participant's death; or (b) the date the Committee approves the distribution under Section 7.03. The amounts in such Account shall be maintained in the Sub-Accounts under Section 4.03 unless the Participant's Beneficiary elects in writing to invest such amounts in a separate interest-bearing account and earn interest under such account. At such time as such instructions can be implemented, such amounts shall cease being credited with earnings or losses as deemed invested under Section 4.03(a).

     7.03 Distribution of Bookkeeping Account Balance at Death. Upon a Participant's death, the value of Participant's Bookkeeping Account shall be distributed as follows:

     a. Death Prior to Retirement. If a Participant dies before Retirement, the Participant's Beneficiary shall receive the balance of the Participant's Bookkeeping Account. Additionally, if such Participant's death is not attributable to suicide committed within two (2) years of becoming a Participant, such Beneficiary shall receive an amount equal to twice the Participant's actual deferrals under Section 3.02 (exclusive of any earnings thereon). This 7.03.a. pre-retirement death benefit shall be paid in three
(3) substantially equal annual cash payments of principal plus amounts credited under Section 7.02.

     b. Death After Retirement. If a Participant dies after Retirement, the Participant's Beneficiary shall receive the Participant's remaining Account Balance in a manner consistent with the Participant's distribution election under Section 6.04 together with amounts credited under Section 7.02.

     7.04 Determination of Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments hereunder, the Committee shall have the right to direct the Company to withhold such payments until the matter is finally adjudicated. However, as provided in Section 11.08, any payment made by the Company, in good faith and in accordance

                                      13

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with the Plan and the directions of the Committee shall fully discharge the
Company, the Board and the Committee from all further obligations with respect to that payment.

     7.05 Payments to Minor or Incapacitated Beneficiaries. In distributing property hereunder to or for the benefit of any minor or incapacitated Beneficiary, the Committee, in its sole and absolute discretion, may direct the Company to make such distribution to a legal or natural guardian of such Beneficiary, or to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by such guardian or other adult shall be a complete discharge of liability to the Company, the Board, and the Committee. Neither the Board, the Committee, nor the Company shall have any responsibility to see to the proper application of any payments so made.

     7.06 Acceleration of Death Benefits. Anything in this Article to the contrary notwithstanding, the Committee may, in its sole and absolute discretion, accelerate any death benefit payments hereunder.

     7.07 Effect of Divorce. If a Participant and his or her named beneficiary are or become married and thereafter their marriage is dissolved by entry of a decree of dissolution or other court order having the effect of dissolving the marriage, then any such pre-divorce beneficiary designation shall be deemed automatically revoked as to such beneficiary spouse as of the date of such dissolution unless the death benefit rights of such former spouse are subsequently reaffirmed by a qualified domestic relations order or the Participant's subsequent written designation.


                                 ARTICLE VIII
                          ADMINISTRATION OF THE PLAN

     8.01 Plan Sponsor and Administrator. The Company is the "Plan Sponsor," and its address is: Nordstrom, Inc., 1700 Seventh Avenue, Seattle, Washington 98101-4407. The Committee is the "Plan Administrator." The Company's senior officer with responsibility for Human Resources, along with its Compensation & Leadership Benefits Department, have been selected to assist the Committee in its day to day responsibilities with respect to the Plan. The Committee is the named fiduciary charged with responsibility for administering the Plan. The Committee, with the advice of the Company, will make such rules and computations and will take such other actions to administer the Plan as the Committee may deem appropriate.

     8.02 Authority of Committee. As Plan Administrator, the Committee has the sole and exclusive discretion, authority and responsibility to construe and interpret the terms and provisions of the Plan, to remedy and resolve ambiguities, to grant or deny any and all claims for benefits and to determine all issues relating to eligibility for benefits. All actions taken by the Committee as Plan Administrator, or its delegate, will be conclusive and binding on all person having any interest under the Plan, subject only to the provisions of Article IX. All findings,

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decisions and determinations of any kind made by the Committee or its delegate shall not be disturbed unless the Committee has acted in an arbitrary and capricious manner.

     8.03 Exercise of Authority. All resolutions or other actions taken by the Committee shall be either: (a) by vote of a majority of those present at a meeting at which a majority of the members are present; or (b) in writing by a majority of all the members at the time in office if they act without a meeting.

     8.04 Delegation of Authority. The Committee may delegate all or part of its responsibilities, authority and discretion under the Plan to other persons. The duties of the Committee under the Plan will be carried out in its name by the officers, directors and employees of the Company. Any such delegation shall carry with it the full discretion and authority vested in the Committee under Section 8.02. As of the effective date of the Restated Plan, the Committee has delegated the day-to-day administration of the Plan to Compensation & Leadership Benefits, under the direction of the senior corporate officer with responsibility for Human Resources.

     8.05 Reliance on Opinions. The members of the Committee and the officers and directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, including legal counsel for the Company.

     8.06 Information. The Company shall supply full and timely information to the Committee on all matters relating to the compensation of Participants, the date and circumstances of the termination of employment or death of a Participant and such other pertinent information as the Committee may reasonably require.

     8.07 Indemnification. The Company shall indemnify and hold harmless each Committee or Board member, and Company Employee performing services or acting in any capacity with respect to the Plan, from and against any and all expenses and liabilities arising in connection with services performed in regard to this Plan. Expenses against which such individual shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such individual may be entitled as a matter of law or other agreement.


                                  ARTICLE IX
                               CLAIMS PROCEDURE

     9.01 Submittal of Claim. Benefits shall be paid in accordance with the provisions of this Plan. The Participant, or any person claiming through the Participant

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

("Claiming Party"), shall make a written request for benefits under this Plan, mailed or delivered to the Committee. Such claim shall be reviewed by the Committee or its delegate.

     9.02 Denial of Claim. If a claim for payment of benefits is denied in full or in part, the Committee or its delegate shall provide a written notice to the Claiming Party within ninety (90) days setting forth: (a) the specific reasons for denial; (b) any additional material or information necessary to perfect the claim; (c) an explanation of why such material or information is necessary; and (d) an explanation of the steps to be taken for a review of the denial. A claim shall be deemed denied if the Committee or its delegate does not take any action within the aforesaid ninety (90) day period).

     9.03 Review of Denied Claim. If the Claiming Party desires Committee review of a denied claim, the Claiming Party shall notify the Committee or its delegate in writing within sixty (60) days after receipt of the written notice of denial. As part of such written request, the Claiming Party may request a review of the Plan document or other pertinent documents, may submit any written issues and comments, and may request an extension of time for such written submission of issues and comments.

     9.04 Decision upon Review of Denied Claim. The decision on the review of the denied claim shall be rendered by the Committee within sixty (60) days after receipt of the request for review (if no hearing is held) or within sixty (60) days after the hearing if one is held. The decision shall be in writing and shall state the specific reasons for the decision, including reference to specific provisions of the Plan on which the decision is based.


                                  ARTICLE X
                          AMENDMENT AND TERMINATION

     The Board of Directors may amend or terminate the Plan at any time. Such amendment or termination may modify or eliminate any benefit hereunder, provided that no such amendment or termination shall in any way reduce the vested portion of the affected Participants' or Beneficiaries' Bookkeeping Accounts. In addition, the Committee has the authority on behalf of the Board, to review, finalize, approve and adopt amendments to the Plan, other than amendments relating to benefit amounts and Plan eligibility.


                                  ARTICLE XI
                                MISCELLANEOUS

     11.01 No Employment Contract. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Company and an Eligible Employee. Nothing in this Plan shall be deemed to give an Eligible Employee the right to be retained in the service of the Company, its subsidiaries or affiliates or to interfere with any right of the Company, its subsidiaries or affiliates to discipline or discharge the Eligible Employee at any time.

     11.02 Employee Cooperation. An Eligible Employee will cooperate with the Company by furnishing any and all information reasonably requested by any of the Company, its subsidiaries or affiliates, and take such other actions as may be requested to facilitate Plan administration and the payment of benefits hereunder.

     11.03 Illegality and Invalidity. If any provision of this Plan is found illegal or invalid, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had not been included herein.

     11.04 Required Notice. Any notice which shall be or may be given under the Plan or a Deferral Agreement shall be in writing and shall be mailed by United States mail, postage prepaid, or in such other manner as the Company determines is appropriate. If notice is to be given to the Company, such notice shall be addressed to the Company c/o Compensation & Leadership Benefits Department, at 1700 Seventh Avenue, Suite 900, Seattle Washington 98101-4407. The appeal from a denied claim must be in writing and sent physically by mail or courier to the Company. If notice is to be given to a Participant, such notice shall be addressed to the last known address, either geographic or electronic, on the Company's Human Resources records. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand?delivered, or sent by mail (either physical or electronic), to the last known address of the Participant. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

     11.05 Interest of Participant's Spouse. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

     11.06 Tax Liabilities from Plan. If all or any portion of a Participant's benefit under this Plan generates a state or federal income tax liability to the Participant prior to receipt, that Participant may petition the Committee for a distribution of funds sufficient to meet such liability (including additions to tax, penalties and interest). Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall distribute to the Participant immediately available funds in an amount equal to that Participant's federal, state and local tax liability associated with such taxation, which liability shall be measured by using that Participant's then current highest federal, state and local marginal tax rate, plus the rates or amounts for the applicable additions to tax, penalties and interest. This distribution shall include an additional amount to "gross up" the tax liability distribution to include all applicable taxes on the tax liability distribution and the grossed up amount. If the petition is granted, the tax liability distribution (including gross?up) shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under Articles VI and VII hereof.

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     11.07   Benefits Nonexclusive.  The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

     11.08 Discharge of Company Obligation. The payment of benefits under the Plan to a Participant or Beneficiary shall fully and completely discharge the Company, the Board, and the Committee from all further obligations under this Plan with respect to a Participant, and that Participant's Deferral Agreement shall terminate upon such full payment of benefits.

     11.09 Costs of Enforcement. If any action at law or in equity is necessary by the Committee or the Company to enforce the terms of the Plan, the Committee or the Company shall be entitled to recover reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

     11.10 Gender and Case. Unless the context clearly indicates otherwise, masculine pronouns shall include the feminine and singular words shall include the plural and vice versa.

     11.11 Titles and Headings. Titles and headings of the Articles and Sections of the Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of the Plan document.

     11.12 Applicable Law. To the extent not preempted by Federal law, the Plan shall be governed by the laws of the State of Washington.

     11.13 Counterparts. This instrument and any Deferral Agreement may be executed in one or more counterparts, each of which is legally binding and enforceable.

     11.14   Definitions:

     a.   "Board" means the board of directors of Nordstrom, Inc.

     b.   "Code" means the Internal Revenue Code of 1986, as amended.

     c. "Committee" means the Compensation and Stock Option Committee of the Board.

     d.   The "Plan Year" means the calendar year.


     IN WITNESS WHEREOF, this instrument setting forth the terms and conditions of this amendment and restatement to the NORDSTROM EXECUTIVE DEFERRED

                                      18

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COMPENSATION PLAN is executed this 19th day of August, 2003, effective January
1, 2003, except as otherwise provided herein.

                                          Nordstrom, Inc.

                                          By:    /s/ David L. Mackie
                                                 ----------------------------
                                          Title: Vice President-Real Estate
                                                 and Corporate Secretary

ATTEST:

By:    /s/ Leslie R. Thornton
       -----------------------------------------
Title: Divisional Vice President of Compensation
       and Leadership Benefits